Exhibit 99.1

Natural Health Trends Reports Third Quarter 2021 Financial Results

–	Sixth consecutive quarter of positive operating income and net income
–	Strong balance sheet with ample liquidity
–	Achieved strong sales momentum in Peru, Japan and India
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – November 3, 2021 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Financial Highlights

•	Revenue of $14.3 million decreased 12% compared to $16.2 million in the second quarter of 2021 and increased 1% compared to $14.1 million in the third quarter of 2020.

•	Operating income of $479,000 increased 24% compared to $385,000 in the second quarter of 2021 and decreased 28% compared to $668,000 in the third quarter of 2020.

•

Net income was $471,000, or $0.04 per diluted share, compared to $229,000, or $0.02 per diluted share, in the second quarter of 2021 and $635,000, or $0.06 per diluted share, in the third quarter of 2020.

•	The number of Active Members[1] decreased 2% to 45,950 at September 30, 2021 compared to 46,860 at June 30, 2021, and decreased 14% compared to 53,300 at September 30, 2020.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Year-to-Date 2021 Financial Highlights

•	Revenue of $43.9 million decreased 3% compared to $45.5 million in the first nine months of 2020.

•	Operating income was $1.1 million compared to an operating loss of $597,000 in the first nine months of 2020.

•	Net income was $853,000, or $0.07 per diluted share, compared to net income of $96,000, or $0.01 per diluted share, in the first nine months of 2020.

Management Commentary

“During the third quarter our leaders continued to face challenges in conducting their business following renewed government-mandated restrictions and shutdowns amid scattered outbreaks in COVID-19 cases. The quarter marked the first quarter since the beginning of the pandemic we were unable to sponsor in-person member events in China, Macau or Hong Kong, and we had to abruptly cancel a previously scheduled event in September. Despite these difficult circumstances, we still managed to deliver revenue and order volume growth year-over-year, and our sixth consecutive quarter of positive operating income and net income,” commented Chris Sharng, President of Natural Health Trends Corp. “Revenue of $14.3 million increased 1% compared to the third quarter of 2020 driven by strength in Peru, Japan and India, which all experienced strong top-line growth year-over-year.”

Mr. Sharng continued, “Further, we are pleased to announce the SEC has closed its investigation and the IRS has completed its tax audit. We fully cooperated with the SEC and IRS throughout their respective review processes and we are pleased to put these matters behind us.” Mr. Sharng concluded, “As we continue to navigate the evolving operating environment resulting from the COVID-19 pandemic, we remain highly focused on the fundamentals of our business including supporting our members, maintaining our strong financial disciplines, and operating our business efficiently.”

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $557,000 in the first nine months of 2021, compared to net cash used of $1.5 million in the first nine months of 2020.
•	Total cash and cash equivalents were $84.6 million at September 30, 2021, down slightly from $88.1 million at June 30, 2021.
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On November 1, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on November 26, 2021 to stockholders of record as of November 16, 2021.

Third Quarter 2021 Financial Results Conference Call

Management will host a conference call to discuss the third quarter 2021 financial results today, Wednesday, November 3, 2021 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, November 3, 2021
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13723871
Webcast:	http://public.viavid.com/index.php?id=146859

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on November 3, 2021 through 11:59 p.m. Eastern Time on November 17, 2021 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13723871.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 26, 2021 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

scott.davidson@nhtglobal.com

Investor Contact:

ADDO Investor Relations

Tel: 310-829-5400

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$84,640	$92,367
Inventories	4,390	3,779
Other current assets	4,386	3,595
Total current assets	93,416	99,741
Property and equipment, net	463	539
Operating lease right-of-use assets	3,339	3,745
Restricted cash	524	525
Deferred tax asset	660	731
Other assets	574	661
Total assets	$98,976	$105,942
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$879	$580
Income taxes payable	1,844	1,481
Accrued commissions	3,441	3,496
Other accrued expenses	1,758	1,922
Deferred revenue	6,038	3,091
Amounts held in eWallets	6,756	8,503
Operating lease liabilities	1,304	1,163
Other current liabilities	847	1,270
Total current liabilities	22,867	21,506
Income taxes payable	12,130	13,748
Deferred tax liability	215	216
Operating lease liabilities	2,209	2,775
Total liabilities	37,421	38,245
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Retained earnings	1,820	7,822
Accumulated other comprehensive loss	(476)	(336)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	61,555	67,697
Total liabilities and stockholders’ equity	$98,976	$105,942

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$14,276	$14,124	$43,897	$45,476
Cost of sales	3,668	3,635	10,857	12,966
Gross profit	10,608	10,489	33,040	32,510
Operating expenses:
Commissions expense	6,027	5,620	18,468	19,336
Selling, general and administrative expenses	4,102	4,201	13,488	13,771
Total operating expenses	10,129	9,821	31,956	33,107
Income (loss) from operations	479	668	1,084	(597)
Other income (expense), net	(53)	385	(92)	603
Income before income taxes	426	1,053	992	6
Income tax provision (benefit)	(45)	418	139	(90)
Net income	$471	$635	$853	$96
Net income per common share:
Basic	$0.04	$0.06	$0.08	$0.01
Diluted	$0.04	$0.06	$0.07	$0.01
Weighted average common shares outstanding:
Basic	11,063	10,678	10,969	10,581
Diluted	11,424	11,424	11,424	11,424

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$853	$96
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	237	301
Noncash lease expense	895	1,199
Deferred income taxes	66	979
Changes in assets and liabilities:
Inventories	(675)	2,193
Other current assets	(823)	923
Other assets	65	120
Accounts payable	300	206
Income taxes payable	(1,253)	(1,790)
Accrued commissions	29	136
Other accrued expenses	(157)	(598)
Deferred revenue	2,973	(1,045)
Amounts held in eWallets	(1,716)	(3,163)
Operating lease liabilities	(935)	(1,120)
Other current liabilities	(416)	33
Net cash used in operating activities	(557)	(1,530)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(165)	(147)
Net cash used in investing activities	(165)	(147)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(6,855)	(6,855)
Net cash used in financing activities	(6,855)	(6,855)
Effect of exchange rates on cash, cash equivalents and restricted cash	(151)	413
Net decrease in cash, cash equivalents and restricted cash	(7,728)	(8,119)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	92,892	99,425
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$85,164	$91,306
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Right-of-use assets obtained in exchange for operating lease liabilities	$516	$2,724